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                                                                    Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Jillian's Entertainment Holdings, Inc.
Louisville, Kentucky

We hereby consent to the inclusion in the Prospectus constituting a part of the Registration Statement on Form S-1 of our report dated May 21, 1997 on the consolidated statements of operations, changes in stockholders' equity and cash flows of Jillian's Entertainment Corporation and subsidiaries for the year ended March 31, 1997. We also consent to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.

                                                      /s/ BDO Seidman, LLP

Boston, Massachusetts
September 1, 1999